UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 11, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)

On July 11, 2007, IA Global, Inc.’s (the “Company”) Compensation Committee granted stock options to purchase common stock of (i) 200,000 shares to Mr. Anan and Ms. Towada, new Directors; (ii) 150,000 shares to Mr. Bernstein, Mr. Ishii and Mr. La Cara, returning Directors; (iii) 1,000,000 shares to Mr. Schneideman, the Company’s Chief Executive Officer and Chairman of the Board of Directors; (iv) 500,000 shares to Mr. Scott, the Company’s Chief Operating and Financial Officer; (v) 30,000 shares to Mr. Kumamoto, a consultant; and (vi) 50,000 shares to Aim Capital Corporation, a consultant.

The options were granted at the fair market price of $0.37 per share based on the adjusted closing price on July 10, 2007, the last trading day before the Compensation Committee meeting. In accordance with the 2007 Stock Incentive Plan, the stock options vest quarterly over three years and expire on July 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: July 12, 2007

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer